Exhibit 99.1

CORENERGY ANNOUNCES $10 MILLION SHARE REPURCHASE PROGRAM AND EXTENSION OF THE PINEDALE CREDIT FACILITY

FOR IMMEDIATE RELEASE

Kansas City, MO (December 31, 2015) – CorEnergy Infrastructure Trust, Inc. (NYSE:CORR) today announced that its Board of Directors has authorized a share repurchase program for the Company to buy up to $10 million of its common stock. The Company plans to repurchase shares from time to time through open market transactions, including through block purchases, in privately negotiated transactions or otherwise. The timing, manner, price and amount of any repurchases are to be determined by senior management, depending on market prices and other conditions. Purchases may be made through the program through December 31, 2016.

“We believe the current price of our stock to be at a significant discount relative to the value of our assets and our dividend payments,” said Dave Schulte, President and Chief Executive Officer. “As we continue to assess which uses of capital would be most accretive to our shareholders in the long term, we believe repurchasing shares to be an attractive investment opportunity.”

Purchases of common stock will be financed with general corporate funds. The stock repurchase program does not obligate the Company to acquire any of its common stock, or to acquire any particular number of shares, and the program may be extended, modified, suspended or discontinued at any time at the Company's discretion.

The Company also announced today that Pinedale Corridor LP extended its current secured credit facility with KeyBank National Association through March 2016. With the execution of the agreement, a principal reduction payment of $1.0 million was made, resulting in an outstanding balance of approximately $62.5 million. Through the extension period, Pinedale Corridor LP will make revised monthly principal payments, totaling approximately $4.0 million. Borrowings under the credit facility will bear interest on the outstanding principal amount at the LIBOR rate plus 4.25%.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders

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will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:

CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Robertshaw, 877-699-CORR (2677)
info@corridortrust.com